UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2011
Date of Report (Date of earliest event reported)

GREENLITE VENTURES INC.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-51773	91-2170874
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 201, 810 Peace Portal Drive
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 318-3028
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02                UNREGISTERED SALES OF EQUITY SECURITIES.

On August 26, 2011, Greenlite Ventures Inc. (the "Company") issued an aggregate of 5,833,350 shares of its common stock (the "Shares") at a price of $0.02 per Share for aggregate proceeds of $116,667. The issuances were completed pursuant to the provisions of Regulation S of the Securities Act of 1933 (the "Act"). The Company did not engage in a distribution of this offering in the United States. Each of the subscribers represented that they were not “US persons” as defined in Regulation S of the Act and that they were not acquiring the shares for the account or benefit of a US person.

The above issuance represents the second and final tranche under the Company's private placement offering of 10,000,000 shares approved by the Company's board of directors on July 7, 2011. The Company received total proceeds of $200,000 which will be used to fund the Company's business and retire corporate indebtedness.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLITE VENTURES INC.
Date: August 29, 2011
	By:	/s/ Howard Thomson

HOWARD THOMSON
President and Chief Executive Officer